To our shareholders

         The first quarter of 2003 witnessed the most dramatic change - and opportunity - for First Colonial Group since the company's founding. On March 6, 2003, we announced our intention to merge with Keystone Savings Bank, bringing together two of the region's most successful, community-focused financial institutions to form the region's largest locally controlled and managed bank.

         In the meantime, banking operations have continued unabated. In the first quarter of 2003 we had record earnings, maintained asset growth, and began our multi-branch expansion plan. All of these provide momentum for our franchise leading up to the culmination of the merger which is anticipated to occur in the fourth quarter of 2003.

First quarter earnings up 14.9% vs. year ago

         We reported record net income of $932,000 for the first quarter ended March 31, 2003, compared to net income of $811,000 for the same quarter of 2002, an increase of 14.9%. The $932,000 net income was a first-quarter record for the company.

         Basic net income per share in the first quarter of 2003 was $0.43 and diluted net income per share was $0.41, whereas basic net income per share for the first quarter of 2002 was $0.37 and diluted net income per share was $0.37. (Per share data have been restated to reflect the 5% stock dividend of May 2002.)

         We paid a cash dividend of $0.19 per share on February 14, 2003, to shareholders of record as of January 31, 2003.

Assets, deposits continue growth

         The company's assets increased 1.5% to $620,718,000 as of March 31, 2003, compared to assets of $611,592,000 as of December 31, 2002. Compared to the first quarter of 2002, assets have grown 27.0% percent from $488,688,000.

         Loans remained steady during the first quarter of 2003. As of March 31, 2003, loans totaled $252,624,000, a decrease of 1.3% compared with December 31, 2002 loans of $255,844,000. Loans rose 9.3% compared with March 31, 2002 totals of $231,173,000.

         Deposits grew to $483,337,000 in the first quarter of 2003, a 2.2% increase over the 2002 year-end total of $472,798,000 and a 20.8% rise compared to $400,175,000 on March 31, 2002.

Additional financial highlights

         In addition to the factors noted above, the following results are reflective of the income statement and balance sheet as of March 31, 2003.

     o Net interest income rose to $4,502,000 in the first quarter of 2003, a 10.5% increase over $4,075,000 for the same three months of 2002.
     o The company experienced security gains of $765,000 in the first quarter of 2003, a 107.3% increase over $369,000 recognized in the first quarter of 2002.
     o Mortgage gains of $417,000 for the first quarter of 2003 were 448.7% higher than the $76,000 posted in the first quarter of 2002. These resulted from accelerated sales of mortgages.
     o Service charges increased 3.3% to $619,000 in the first quarter of 2003 compared with $599,000 in the same quarter of 2002.
     o Operating expenses in the three months ended March 31, 2003, totaled $5,501,000, an increase of 28.6% over $4,278,000 in the same time period of 2002.
     o The company dedicated $200,000 to loan-loss reserves in the first quarter of 2003, bringing the total reserve to $3,112,000.

Observations and insight

         First Colonial Group and Nazareth National Bank are preparing for the impending merger with Keystone Savings Bank on many fronts.

         As evidenced by our first quarter results, we believe we remain in solid financial shape. Our retail, commercial, and trust and wealth management business units continue to experience growth. We are endeavoring to expand and solidify the banking relationships that are the cornerstone of our success, while retaining our focus on excellence in customer service.

         Our expansion plans began taking form in the first quarter of 2003 as we announced the future opening of two new branch offices in the Lehigh Valley. The first, located at the Northampton Crossings shopping center at Routes 248 and 33 in Lower Nazareth Township, will be a full service, 7-day a week branch slated to open during the second quarter of 2003. The second, due to open in the third quarter of 2003, will be in the new Plaza at PPL Center - located at 9th and Hamilton Streets in Allentown. This will be Allentown's first new downtown bank branch in over 30 years and will deepen our commitment to both the city of Allentown and Lehigh County. We expect to announce additional locations in the near future

         Of course, the first quarter of 2003 featured the landmark announcement that First Colonial Group had agreed to merge with Keystone Savings Bank in 2003 to form the region's largest locally owned and managed financial institution under a newly created bank holding company, KNBT Bancorp, Inc. The resulting community bank, Keystone Nazareth Bank & Trust Company, is expected to have 36 branches, more than 100,000 customers and assets near $1.6 billion when the transaction is complete, which is anticipated by the end of 2003.

         We believe this merger is in the best interest of all First Colonial Group and Keystone Savings Bank constituents: customers, employees, communities and shareholders.

         Thank you for your investment in First Colonial Group. We are prepared and enthusiastic about the future of Keystone Nazareth Bank & Trust Company. We hope you share our optimism.

Sincerely,


Scott V. Fainor
President and Chief Executive Officer


                                    FIRST COLONIAL GROUP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
                                              (Dollars in Thousands)

                                                                        (Unaudited)
                                                                         March 31,           December 31,
                                                                           2003                  2002
                                                                      ----------------      ---------------
ASSETS
Total Cash and Cash Eqivalents                                               $ 20,698             $ 22,741
Interst-Bearing Deposits with Banks                                            10,547                5,002
Investment Securities Held-to-Maturity
    (Fair Value: March 31, 2003 $69,831
     Dec. 31, 2002 - $30,791)                                                  69,461               30,297
  Securities Available-for-Sale at Fair Value                                 254,930              283,481
  Mortgage Loans Held-for-Sale                                                    848                1,263
  Total Loans, Net of Uneamed Discount                                        252,624              255,844
  LESS:  Allowance for Possible Loan Losses                                    (3,112)              (3,084)
                                                                      ----------------      ---------------
  Net Loans                                                                   249,512              252,760
  Premises and Equipment, Net                                                   6,399                6,375
  Accrued Interest Income                                                       2,914                3,142
  Other Real Estate Owned                                                         180                    -
  Other Assets                                                                  5,229                6,531
                                                                      ----------------      ---------------
    TOTAL ASSETS                                                            $ 620,718            $ 611,592
                                                                      ================      ===============

LIABILITIES
  Deposits
    Non-Interest Bearing Deposits                                            $ 69,115             $ 64,150
    Interest-Bearing Deposits                                                 414,262              408,648
                                                                      ----------------      ---------------
      Total Deposits                                                          483,377              472,798
  Securities Sold Under Agreements to Repurchase                                8,774                8,801
  Long-Term Debt                                                               67,039               67,921
  Guaranteed Preferred Beneficial Interests in
    Company's Subordinated Debentures                                          15,000               15,000
  Accrued Interest Payable                                                      3,167                3,129
  Other Liabilities                                                             2,873                3,629
                                                                      ----------------      ---------------
    TOTAL LIABILITIES                                                         580,230              571,278

SHAREHOLDERS' EQUITY
  Preferred Stock, Par Value $5.00 a share
    Authorized - 500,000 shares, none issued                                        -                    -
  Common Stock, Par Value $5.00 a share
    Authorized - 10,000,000 shares
    Issued - 2,239,861 shares at March 31, 2003
    and 2,217,971  shares at Dec. 31, 2002                                     11,199               11,090
  Additional Paid in Capital                                                   21,154               20,786
  Retained Earnings                                                             8,950                8,430
  Deferred Stock Compensation: None at March 31, 2003
    and 10,500 at Dec. 31, 2002                                                     -                 (220)
  Employee Stock Ownership Plan Debt                                           (1,093)              (1,093)
  Accumulated Other Comprehensive Income                                          278                1,321
                                                                      ----------------      ---------------

Total Shareholders' Equity                                                     40,488               40,314
                                                                      ----------------      ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 620,718            $ 611,592
                                                                      ================      ===============

See accompanying notes to interim consolidated financial statements.


                         FIRST COLONIAL GROUP, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF INCOME
                                   (Dollars in Thousands)
                                        (Unaudited)

                                                               Three Months Ended
                                                               March 31,               March 31,
                                                                  2003                   2002
                                                             ---------------        ----------------
INTEREST INCOME:
   Interest and Fees on Loans                                     $   4,176              $    4,264
   Investment Securities Income
     Taxable                                                          2,758                   2,368
     Tax-Exempt                                                         610                     438
   Interest on Deposits with Banks and
     Federal Funds Sold                                                  35                      40
                                                             ---------------        ----------------
        Total Interest Income                                         7,579                   7,110
                                                             ---------------        ----------------
INTEREST EXPENSE:
   Interest on Deposits                                               2,139                   2,479
   Interest on Short-Term Debt                                           27                      58
   Interest on Long-Term Debt                                           730                     498
   Interest on Trust-Preferred Securities                               181                       -
                                                             ---------------        ----------------
        Total Interest Expense                                        3,077                   3,035
                                                             ---------------        ----------------
NET INTEREST INCOME:                                                  4,502                   4,075
   Provision for Possible Loan Losses                                   200                     400
                                                             ---------------        ----------------
     Net Interest Income After Provision
        For Possible Loan Losses                                      4,302                   3,675
                                                             ---------------        ----------------
OTHER INCOME:
   Trust Revenue                                                        285                     284
   Service Charges on Deposit Accounts                                  619                     599
   Investment Securities Gains, Net                                     765                     369
   Gains on the Sale of Mortgage Loans                                  417                      76
   Other Operating Income                                               180                     229
                                                             ---------------        ----------------
         Total Other Income                                           2,266                   1,557
                                                             ---------------        ----------------
OTHER EXPENSES:
   Salaries and Employee Benefits                                     2,576                   2,047
   Net Occupancy and Equipment Expense                                  643                     666
   Impairment of Mortgage Servicing Rights                              637                       -
   Other Operating Expenses                                           1,645                   1,565
                                                             ---------------        ----------------
        Total Other Expenses                                          5,501                   4,278
                                                             ---------------        ----------------

Income Before Income Taxes                                            1,067                     954
Provision for Income Taxes                                              135                     143
                                                             ---------------        ----------------

NET INCOME                                                         $    932               $     811
                                                             ===============        ================
Per Share Data
     Basic Net Income                                             $    0.43              $     0.37
                                                             ===============        ----------------
     Diluted Net Income                                           $    0.41              $     0.37
                                                             ===============        ----------------
     Cash Dividends                                               $    0.19              $     0.18
                                                             ===============        ================


Per share data has been restated to reflect the 5% stock dividend of June 2002.

Merger Agreement

On March 6, 2003, First Colonial Group, Inc. and Keystone Savings Bank announced that they had signed an Agreement and Plan of Merger to combine. The resulting bank, Keystone Nazareth Bank and Trust Company, and its newly created bank holding company, KNBT Bancorp, Inc., will have combined assets of more than $1.6 billion and 36 branches. Both banks will continue to operate independently until the close of the transaction, which is expected to occur in the fourth quarter of 2003.

The proposed merger with Keystone Savings Bank will be submitted to First Colonial Group's shareholders for their consideration. KNBT Bancorp and First Colonial Group will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transactions with the SEC. SHAREHOLDERS OF FIRST COLONIAL GROUP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE ANDANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial Group will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings Bank and First Colonial Group, at the SEC's Internet site (http://www.sec.gov) after such documents are filed. Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

First Colonial Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial Group in connection with the merger. Information about the directors and executive officers of First Colonial Group and their ownership of First Colonial Group common stock is set forth in First Colonial Group's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

Forward Looking Statements

         The information contained in this First Quarter Report contains forward looking statements (as such term is defined in the Securities Exchange Act of 1934 and the regulations thereunder), including, without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to future loan and deposit volumes, the allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial condition or results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends, and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transactions contemplated by the Agreement and Plan of Merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, and the results of litigation. These and other risks, uncertainties and other factors are discussed in this First Quarter Report or in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, a copy of which may be obtained from the Company upon request and without charge (except for the exhibits thereto).